                                                                    Exhibit 4.1

                       AMENDMENT NO. 2 TO CREDIT AGREEMENT

                  THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (the "Amendment") dated as of January 21, 1998 by and among Corrpro Companies, Inc., an Ohio corporation (the "BORROWER"), PNC Bank, National Association, ("PNC"), Bank One, NA ("BANKONE"), National City Bank ("NCB") and LaSalle National Bank ("LASALLE" and together with PNC, Bank One and NCB, the "BANKS"), and PNC Bank, National Association, in its capacity as agent for the Banks (the "AGENT").

                              W I T N E S S E T H:

                  WHEREAS, the Borrower, the Guarantors, the Banks and the Agent are parties to that certain Credit Agreement dated as of July 16, 1997 (the "CREDIT AGREEMENT"), as amended by Amendment No. 1 to Credit Agreement dated as of September 18, 1997; and

                  WHEREAS, the parties hereto desire to amend the Credit Agreement as hereinafter provided, among other things, to release the Guarantors from the Guaranty Agreement, to add a net worth and a minimum debt service covenant for the Borrower and to modify the covenant regarding loans and investments and the annual reporting requirements.

                  NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

         1.   DEFINITIONS.

         Defined terms used herein unless otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement as amended by this Amendment.

         2.   AMENDMENTS OF CREDIT AGREEMENT.

              A. Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in alphabetical order:

                  BORROWER ADJUSTED CONSOLIDATED CASH FLOW FROM OPERATIONS for any period of determination shall mean the difference between (i) Borrower Cash Flow From Operations and (ii) capital expenditures, in each case of the Borrower for such period determined in accordance with GAAP.

                  BORROWER BASE NET WORTH shall mean the sum of $29,000,OOO plus
         (i) 50% of the net income of the Borrower for each fiscal quarter in which net income was earned (as opposed to a net loss) during the period from January 1, 1998 through the date of determination, and (ii) an amount equal to the net proceeds received by the Borrower after the Closing Date resulting from the issuance of capital stock of the Borrower which is treated as equity in accordance with GAAP (but without, in any event, any adjustments for any losses).

                  BORROWER NET WORTH shall mean as of any date of determination total stockholders' equity of the Borrower as of such date determined in accordance with GAAP.

                  BORROWER CONSOLIDATED CASH FLOW FROM OPERATIONS for any period of determination shall mean (i) the sum of net income from continuing operations before extraordinary items and changes in accounting principles, depreciation, amortization, other non-cash charges to net income, interest expense and income tax expense minus (ii) non-cash credits to net income, in each case of the Borrower for such period determined in accordance with GAAP.

                  BORROWER DEBT SERVICE shall mean for any period of determination, the sum of interest expense plus the regularly scheduled payments of principal on Indebtedness, in each case of the Borrower determined in accordance with GAAP.

                  B. Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of Loan Parties in its entirety and inserting in lieu thereof the following:

                  LOAN PARTIES shall mean the Borrower and the Domestic Subsidiaries (other than Commonwealth Pipeline Services (U.S.A.) Inc. which is inactive, conducts no business, owns no assets and is being dissolved).

                  C. Section 8.2.4 of the Credit Agreement is hereby amended by deleting clause (iv) therefrom in its entirety and inserting in lieu thereof the following:

                  (iv) Loans, advances and investments in effect as of the Closing Date of a Loan Party in a Subsidiary and subsequent to the Closing Date (a) of a Loan Party (other than the Borrower) or Foreign Subsidiary in other Loan Parties, (b) of a Foreign Subsidiary in another Foreign Subsidiary, (c) of a Loan Party in a Foreign Subsidiary, PROVIDED such amount does not exceed $3,000,000 in the aggregate at any one time, or (d) of the Borrower in another Loan Party, PROVIDED such amount does not exceed $2,000,000 in the aggregate at any one time; and

                  D. The Credit Agreement is hereby amended by inserting the following two sections immediately following Section 8.2.18:

                  Section 8.2.19 BORROWER MINIMUM DEBT SERVICE COVERAGE RATIO.

                  The Borrower shall not permit the ratio of Borrower Adjusted Consolidated Cash Flow From Operations to Borrower Debt Service, calculated as of the end of each fiscal quarter for the period set forth below, to be less than 2.0 to 1.O.


                  Date of Calculation                    Applicable Period
                  -------------------                    -----------------

                  March 31, 1998                         3 quarters ended 3/31/98

                  June 30, 1998 and the end of           4 quarters then ended
                  each fiscal quarter thereafter


                  Section 8.2.20 MINIMUM BORROWER NET WORTH.

                  The Borrower shall not at any time permit the Borrower Net Worth to be less than Borrower Base Net Worth.



                  E. Section 8.2.9 of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and inserting in lieu thereof the following:

                  Each of the Loan Parties shall not, and shall not permit any of the Subsidiaries to, own or create directly or indirectly any Subsidiaries other than Foreign Subsidiaries other than (i) any Subsidiary which has joined to this Agreement as a Loan Party on the Closing Date; and (ii) any Subsidiary formed after Closing Date which joins this Agreement and the Intercompany Subordination Agreement as a Loan Party pursuant to a joinder in form and substance satisfactory to the Agent and provides documents in the forms described in Section 7.1 [First Loans] modified as appropriate to relate to such Subsidiary.


                  F. Section 8.3.3 of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and inserting in lieu thereof the following:

                  As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, financial statements of the Borrower consisting of a consolidating balance sheet as of the end of such fiscal year, and related consolidating statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and certified by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year. As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, financial statements of the Borrower consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by an accounting firm of recognized national standing.

         G. Section 11.18 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

         Intentionally Omitted.

         H. SCHEDULE. Schedule 1.1(B)(1) to the Credit Agreement is hereby amended and restated to read as set forth on the new schedule 1.1(B)(1) attached hereto.

     3.  CONDITIONS OF EFFECTIVENESS OF THIS AGREEMENT.

     The effectiveness of this Amendment No. 2 is expressly conditioned upon satisfaction of each of the following conditions precedent:

     (a) REPRESENTATIONS AND WARRANTIES, NO DEFAULTS. The representations and warranties of the Loan Parties contained in Section 6 of the Credit Agreement shall be true and accurate on the date hereof with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein); the Loan Parties shall have performed and complied with all covenants and conditions hereof; and no Event of Default or Potential Default under the Credit Agreement shall have occurred and be continuing or shall exist.

     (b) NOTE PURCHASE AGREEMENT. The Agent, on behalf of the Banks, shall have received a fully executed Note Purchase Agreement between the Borrower and the Prudential Insurance Company of America with respect to the issuance of $30,000,000 of 7.60% Senior Notes due January 15, 2008 (the "SENIOR NOTES"), with warranties and covenants not less favorable to the Borrower and its Subsidiaries than the warranties and covenants under the Credit Agreement as determined by the Required Banks in their reasonable discretion.

     (c) TERM LOANS. The Term Loans shall be paid in full from the proceeds of the Senior Notes.

     (d) OPINIONS OF COUNSEL. There shall be delivered to the Agent for the benefit of each Bank a written opinion of Benesch Friedlander Coplan & Aronoff LLP, counsel for the Loan Parties, dated the date hereof in form and substance reasonably satisfactory to the Agent.

     (e) LEGAL DETAILS; COUNTERPARTS. All legal details and proceedings in connection with the transactions contemplated by this Amendment shall be in form and substance satisfactory to the Agent. The Agent shall have received counterparts of this Amendment No. 2 duly executed by the Borrower and the Banks, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent. This Amendment No. 2 may be executed by the parties hereto in any number of separate counterparts, each of which when taken together and duly executed and delivered shall together constitute one and the same instrument.

     (e) BORROWER CERTIFICATE. The Agent shall have received a certificate signed by the Secretary or Assistant Secretary of the Borrower certifying as to all action taken by the Borrower to authorize the execution, delivery and performance of this Amendment No. 2.

     4. FORCE AND EFFECT. No novation is intended by the Amendment No. 2 and except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect on and after the date hereof

     5. GOVERNING LAW. This Amendment No. 2 shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

     6. EFFECTIVE DATE. This Amendment No. 2 shall be dated as of and shall be effective as of the date and year first above written, which date shall be the date of the satisfaction of all conditions precedent to effectiveness set forth in this Amendment No. 2.

     7. RELEASE OF GUARANTY. The Agent and the Banks hereby confirm that the Guarantors are released from their obligations under the Guaranty Agreement and that the Guaranty Agreement is hereby terminated and of no further force and effect.



                            [SIGNATURE PAGE FOLLOWS]

         [SIGNATURE PAGE 1 OF 1 TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.



                                             CORRPRO COMPANIES,  INC.


                                             By:
                                                ------------------------------
                                             Title:
                                                   ---------------------------



                                             PNC BANK,  NATIONAL ASSOCIATION,
                                             individually and as Agent


                                             By:
                                                ------------------------------
                                             Title:
                                                   ---------------------------



                                             BANK ONE, NA, individually and as
                                             Documentation Agent


                                             By:
                                                ------------------------------
                                             Title:
                                                   ---------------------------



                                             NATIONAL CITY BANK


                                             By:
                                                ------------------------------
                                             Title:
                                                   ---------------------------



                                             LASALLE NATIONAL BANK


                                             By:
                                                ------------------------------
                                             Title:
                                                   ---------------------------

                               SCHEDULE 1.1(B)(1)
                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

     PART 1 - COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES TO BANKS

                                                             AMOUNT OF COMMITMENTS
                                           -------------------------------------------------------
                                               REVOLVING CREDIT LOANS           RATABLE SHARE
                                               ----------------------           -------------
                    Bank
                    ----

PNC Bank, National Association
One Cleveland Ctr
1375 East 9th St., Ste. 1250
Cleveland, OH 44114
Attention: David J. Williams
Telephone  (216) 348-8562
Telecopy:  (216) 348-8594                       $   18,333,333.33      45.8333%



Bank One, NA
600 Superior Ave
Cleveland, OH 44114
Attention: Babette C. Coerdt
Telephone  (216) 781-2226
Telecopy:  (216) 348-6642                       $   10,000,000.00      25.0000%



National City Bank
1900 East 9th St
Cleveland, OH 44114
Attention: Sean Richardson
Telephone  (216) 575-2488
Telecopy:  (216) 575-9396                       $    6,666,666.67      16.6667%



LaSalle Banks
One American Square, Suite 1600
Indianapolis, IN 46282
Fax:3 17-756-7021
Attention: Keith D. Slifer or
              Gary L. Jacobson
Telephone: (317) 756-7013
Telecopy:  (317) 756-7021                       $    5,000,000.00      12.5000%



          Total                                 $   40,000,000.00     100.0000%
                                                =================     ========


                               SCHEDULE 1.1(B)(1)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                                  Page 2 of 2


     PART 2 - ADDRESSES FOR NOTICES TO BORROWER AND THE OTHER LOAN PARTIES:



     BORROWER:

     Name: Corrpro Companies, Inc.
     Address: 1090 Enterprise Drive
     Medina, OH 44256
     Attention: Neal R. Restivo
     Telephone:  (330)723-5082
     Telecopy:   (330)723-0244